UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PositiveID Corporation

(Exact name of registrant as specified in its charter)

Delaware	06-1637809
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [X]

Securities Act registration statement file number to which this Form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.01 per share, (the “Common Stock”) of PositiveID Corporation, a Delaware corporation (the “Company”), is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, as amended, which is set forth as Exhibits 3.1 through 3.5 to this Registration Statement on Form 8-A, and the Second Amended and Restated By-Laws of the Company, which is set forth as Exhibit 3.6 to this Registration Statement on Form 8-A, and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Amendment No. 2 to our Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on January 31, 2014, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of PositiveID Corporation filed with the Secretary of State of Delaware on December 18, 2006, as amended on November 10, 2009, January 27, 2012, May 31, 2012, and April 18, 2013 (1).

3.2	Fifth Amendment to the Second Amended and Restated Certificate of Incorporation of PositiveID Corporation filed on December 8, 2014 (2).

3.3	Sixth Amendment to the Second Amended and Restated Certificate of Incorporation filed on April 30, 2015 (3).

3.4	Seventh Amendment to the Second Amended and Restated Certificate of Incorporation filed on February 25, 2016 (4).

3.5	Eighth Amendment to the Second Amended and Restated Certificate of Incorporation filed on June 27, 2016 (5).

3.6	Second Amended and Restated By-Laws of PositiveID Corporation adopted on April 8, 2016 (6).

3.7	Form of Specimen Common Stock Certificate (7).

(1) Incorporated by reference to Exhibit 3.1 of the Form 8-K/A previously filed by PositiveID Corporation on April 26, 2013.

(2) Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on December 12, 2014.

(3) Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on May 1, 2015.

(4) Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on February 26, 2016.

(5) Incorporated by reference to Exhibit 3.1 of the Form 8-K previously filed by PositiveID Corporation on July 8, 2016.

(6) Incorporated by reference to Exhibit 3.2 of the Form 10-K previously filed by PositiveID Corporation on April 12, 2016.

(7) Incorporated by reference to Exhibit 4.1 of the Form 10-K previously filed by PositiveID Corporation on March 19, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POSITIVEID CORPORATION

Date: August 19, 2016	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer